As filed with the Securities and Exchange Commission on September 27, 2001

                                                           REGISTRATION NO. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                           THE NEW YORK TIMES COMPANY
             (Exact name of Registrant as specified in its charter)

           NEW YORK                                            13-1102020
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                            Identification No.)

                                  -------------

                              229 WEST 43RD STREET
                               NEW YORK, NY 10036
                                 (212) 556-1234
          (Address, including zip code, of Principal Executive Offices)

                                 --------------

                           THE NEW YORK TIMES COMPANY
                          EMPLOYEE STOCK PURCHASE PLAN
                      (FULL TITLE OF THE PLAN OR AGREEMENT)

                                  -------------

                           SOLOMON B. WATSON IV, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           THE NEW YORK TIMES COMPANY
                              229 WEST 43RD STREET
                            NEW YORK, NEW YORK 10036
                                 (212) 556-1234
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                  -------------

                                    CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                                 PROPOSED       PROPOSED
                                                                 MAXIMUM        MAXIMUM
                                                                 OFFERING       AGGREGATE       AMOUNT OF
 TITLE OF SECURITIES TO              NUMBER OF SHARES TO BE      PRICE PER       OFFERING       REGISTRATION
      BE REGISTERED                      REGISTERED (1)            SHARE          PRICE            FEE (2)
-----------------------------------------------------------------------------------------------------------
Class A Common Stock, $.10 par value        10,000,000          $34.319        $343,187,500    $85,796.88
per share
============================================================================================================

(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of The New York Times Company Employee Stock Purchase Plan.

(2) The amount of the registration fee is estimated in accordance with Rule 457(h) and is based on 85% of the average of the high and low price per share of the Company's Class A Common on September 24, 2001, as reported on the New York Stock Exchange. (The price at which shares of the Company's Class A Common are offered under the Employee Stock Purchase Plan is based on 85% of the fair market value of such stock.) This maximum aggregate offering price per share was multiplied by .00025 to determine the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. PLAN INFORMATION.*

Item 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

      * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Explanatory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by us with the Securities and Exchange Commission ("SEC") are incorporated by reference into this Registration
Statement:

      (a)   Our Quarterly Report on Form 10-Q filed with the SEC on August 15,
            2001;

      (b)   Our Quarterly Report on Form 10-Q filed with the SEC on May 15,
            2001;

      (c)   Our Annual Report on Form 10-K filed with the SEC on February 21,
            2001;

      (d)   Our Current Report on Form 8-K filed with the SEC on April 2, 2001;
            and

      (e) The description of our Class A Common Stock contained in our Registration Statement on Form 10 filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on April 28, 1967, including any amendment or report filed for the purpose of updating such description.

      All reports and other documents subsequently filed by us pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                     EXPERTS

      The financial statements and the related financial statement schedules incorporated in this registration statement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Item 4. DESCRIPTION OF SECURITIES.

      Not Applicable.


                                     -II-1-

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The application of the Employee Retirement Income Security Act of 1974 to The New York Times Employee Stock Purchase Plan and the legality of the shares offered pursuant to this registration statement has been passed upon for the Company by Solomon B. Watson IV, Senior Vice President, General Counsel and Secretary of the Company, 229 West 43rd Street, New York, NY 10036. Mr. Watson is an officer of the Company and a holder of shares (and options to purchase shares) of common stock of the Company.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under the Company's by-laws, any individual made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that the individual or the individual's testator or intestate is or was a director or officer of the Company, or served any other corporation or entity of any type or kind, domestic or foreign, in any capacity, at the request of the Company, shall be indemnified against judgments, fines, amounts paid in settlement and other related expenses, to the full extent permitted by law.

      The indemnification provided in the Business Corporation Law of New York is not exclusive of any other rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or, when authorized by the certificate of incorporation or by-laws, a stockholders' or directors' resolution or an indemnification agreement, except that no indemnification may be made in any case if a judgment or other final adjudication adverse to the director or officer establishes that the officer's or director's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the officer or director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

      Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to officers and directors of the Company pursuant to the above-mentioned by-laws and statute, the Company has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for such indemnification (except insofar as it provides for payment by the Company of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted against the Company by a director or officer and the omission is still of the same opinion, the Company will, unless the matter has, in the opinion of its counsel, been adjudicated by precedent deemed by it to be controlling, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

Item 8. EXHIBITS.

EXHIBIT    DESCRIPTION
-------    -----------

4.1 Certificate of Incorporation as amended and restated to reflect amendments effective June 19, 1998 (filed as an Exhibit to the Company's Form 10-Q dated August 11, 1998, and incorporated by reference herein).

4.2 By-laws as amended through May 21, 1998 (filed as an Exhibit to the Company's Form 10-Q dated August 11, 1998, and incorporated by reference herein).


                                -II-2-

4.3        The New York Times Company Employee Stock Purchase Plan.

5 Opinion of the Company's Senior Vice President, General Counsel and Secretary.

23.1       Consent of Deloitte & Touche LLP.

23.2 Consent of Counsel (contained in the Opinion of the Company's General Counsel, Exhibit 5 hereto).

24         Power of Attorney (included on page II-5 of this Registration
           Statement).

Item 9. UNDERTAKINGS.

            (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                     -II-3-

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     -II-4-

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on September 27, 2001.

                           THE NEW YORK TIMES COMPANY


                           BY:/S/  SOLOMON B. WATSON
                             --------------------------------------------------
                             SOLOMON B. WATSON IV
                             SENIOR VICE PRESIDENT, GENERAL COUNSEL
                             AND SECRETARY

                               POWERS OF ATTORNEY

      Each person whose signature appears below hereby authorizes, appoints and constitutes Solomon B. Watson IV, as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign and file any and all amendments to this Registration Statement with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and he or she hereby ratifies and confirms all that said attorney-in-fact, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                        TITLE                       DATE


/S/ ARTHUR OCHS SULZBERGER     Chairman Emeritus, Director    September 27, 2001
--------------------------
Arthur Ochs Sulzberger


/S/ ARTHUR SULZBERGER, JR.     Chairman, Director (Principal  September 27, 2001
--------------------------        Executive Officer)
Arthur Sulzberger, Jr.


/S/ RUSSELL T. LEWIS           Chief Executive Officer,       September 27, 2001
--------------------------       President and Director
Russell T. Lewis


                                     -II-5-

/S/ MICHAEL GOLDEN             Vice Chairman, Senior Vice     September 27, 2001
--------------------------       President and Director
Michael Golden


/S/ JOHN F. AKERS              Director                       September 27, 2001
--------------------------
John F. Akers


/S/ BRENDA C. BARNES           Director                       September 27, 2001
--------------------------
Brenda C. Barnes


/S/ RAUL E. CESAN              Director                       September 27, 2001
--------------------------
Raul E. Cesan


/S/ JACQUELINE H. DRYFOOS      Director                       September 27, 2001
--------------------------
Jacqueline H. Dryfoos


/S/ WILLIAM E. KENNARD         Director                       September 27, 2001
--------------------------
William E. Kennard


/S/ ROBERT A LAWRENCE          Director                       September 27, 2001
--------------------------
Robert A. Lawrence


/S/ DAVID E. LIDDLE            Director                       September 27, 2001
--------------------------
David E. Liddle


                                     -II-6-

/S/ ELLEN R. MARRAM            Director                       September 27, 2001
--------------------------
Ellen R. Marram


/S/ JOHN M. O'BRIEN            Senior Vice President and      September 27, 2001
--------------------------      Chief Financial Officer
John M. O'Brien                 (Principal Financial Officer)


/S/ CHARLES H. PRICE II        Director                       September 27, 2001
--------------------------
Charles H. Price II


/S/ HENRY B. SCHACHT           Director                       September 27, 2001
--------------------------
Henry B. Schacht


/S/ DONALD M. STEWART          Director                       September 27, 2001
--------------------------
Donald M. Stewart


/S/ STUART STOLLER             Vice President, Corporate      September 27, 2001
--------------------------       Controller (Principal
Stuart Stoller                   Accounting Officer)


                                     -II-7-

                                    EXHIBITS

EXHIBIT    DESCRIPTION
-------    -----------

4.1 Certificate of Incorporation as amended and restated to reflect amendments effective June 19, 1998 (filed as an Exhibit to the Company's Form 10-Q dated August 11, 1998, and incorporated by reference herein).

4.2 By-laws as amended through May 21, 1998 (filed as an Exhibit to the Company's Form 10-Q dated August 11, 1998, and incorporated by reference herein).

4.3        The New York Times Company Employee Stock Purchase Plan.

5 Opinion of the Company's Senior Vice President, General Counsel and Secretary.

23.1       Consent of Deloitte & Touche LLP.

23.2 Consent of Counsel (contained in the Opinion of the Company's General Counsel, Exhibit 5 hereto).

24         Power of Attorney (included on page II-5 of this Registration
           Statement).


                                     -II-8-